Exhibit 23.4
February 15, 2023

CONSENT OF QUALIFIED PERSON

SRK Consulting (U.S.), Inc. (“SRK”), in connection with Albemarle Corporation’s Registration Statement on Form S-3ASR filed February 15, 2023 (the “Registration Statement”), consents to:

•the incorporation by reference of:

1.the technical report titled “Technical Report Summary Pre-Feasibility Study Greenbushes Mine Western Australia” (the “Greenbushes Technical Report Summary”), with an effective date of December 31, 2022 and dated February 14, 2023;

2.the technical report titled “SEC Technical Report Summary Pre-Feasibility Study Salar de Atacama Region II, Chile” (the “Salar de Atacama Technical Report Summary”), with an effective date of August 31, 2022 and dated February 14, 2023; and

3.the technical report titled “SEC Technical Report Summary Pre-Feasibility Study Silver Peak Lithium Operation Nevada, USA” (the “Silver Peak Technical Report Summary”), with an effective date of September 30, 2022 and dated February 14, 2023; and

4.the technical report titled “SEC Technical Report Summary Initial Assessment Wodgina Western Australia” (the “Wodgina Technical Report Summary” and together with the Greenbushes Technical Report Summary, the Salar de Atacama Technical Report Summary and the Silver Peak Technical Report Summary, the “Technical Report Summaries”), with an effective date of September 30, 2020 and dated December 31, 2021, as amended December 16, 2022 that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and filed as an exhibit to Albemarle Corporation’s Current Report on Form 8-K filed February 15, 2023 (with the exception of the Wodgina Technical Report Summary, which was filed as an exhibit to Amendment No. 2 to Albemarle Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on January 26, 2023), into the Registration Statement;

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summaries; and

•any extracts from or a summary of the Technical Report Summaries incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Registration Statement.

SRK is responsible for authoring, and this consent pertains to, the Technical Report Summaries. SRK certifies that it has read the Registration Statement and that it fairly and accurately represents the information in the Technical Report Summaries for which it is responsible.

/s/ SRK Consulting (U.S.), Inc.

SRK Consulting (U.S.), Inc.